Exhibit 4.1
REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (“Agreement”) is made as of November ___, 2009, by and among Pure Earth, Inc., a Delaware corporation (the “Company”), and the subscribers for the Company’s Series C Convertible Preferred Stock, par value $.001 per share (the “Series C Shares”).  Each of such subscribers is referred to in this Agreement, individually, as a “Shareholder” and, collectively, such subscribers are referred to as the “Shareholders”.

Background

A.          The Company is issuing Series C Shares to each Shareholder on the date of this Agreement.

B.           By subscribing for Series C Shares and executing the Subscription Agreement, dated the date of this Agreement, relating to the Series C Shares, each Shareholder has agreed to become bound by, subject to, and party to, this Agreement without separately executing it.

NOW, THEREFORE, intending to be legally bound, the parties hereby agree as follows:

1.           Definitions. For purposes of this Agreement:

1.1           “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation, any general partner, managing member, officer or director of such Person.

1.2           “Common Stock” means shares of the Company’s common stock, par value $.001 per share.

1.3           “Damages” means any loss, damage, or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, or liability (or any action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company described herein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, with respect to any prospectus, in light of the circumstances under which they were made, not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law, except to the extent that (i) such untrue statements or omissions are based solely upon information regarding such Shareholder furnished in writing to the Company by such Shareholder expressly for use therein, or to the extent that such information relates to such Shareholder or such Shareholder’s proposed method of distribution of Registrable Securities and was reviewed and approved by the Shareholder for use in the registration statement or any prospectus contained therein or in any amendment or supplement thereto or (ii) in the case of receipt by such Shareholder of a Notice (as defined in Section 2.3(j)), the use by such Shareholder of a prospectus prior to the receipt by such Shareholder of the Advice contemplated in Section 2.3(j) (the foregoing Damages described in clauses (i) through (iii) herein shall be collectively referred to as the “Shareholder Indemnifiable Damages”).

1.4           “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.5           “Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan or agreement; (ii) a registration relating to a transaction under Securities Act Rule 145; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

1.6           “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.7           “Registrable Securities” means the Common Stock issuable or issued upon conversion of the Series C Shares; provided, however, that any such securities shall cease to be Registrable Securities at the earlier of when (i) a registration statement with respect to such securities shall have been declared effective or shall otherwise become effective under the Securities Act; (ii) if a registration statement with respect to such securities has not been declared effective or otherwise have become effective under the Securities Act, such securities have been sold to the public pursuant to Rule 144(b) under the Securities Act (other than pursuant to Rule 144(b)(1)(ii)) or are eligible to be sold or transferred pursuant to Rule 144(b)(1)(ii) by a Shareholder who is not an “affiliate” of the Company (as defined in Rule 144(a)(1)); or (iii) such securities shall have ceased to be outstanding.

1.8           “SEC” means the Securities and Exchange Commission.

1.9           “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.10         “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities and the fees and expenses of any counsel to the Shareholders.

2.           Registration Rights.

2.1           Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Shareholders) any of its securities under the Securities Act in connection with the public offering of such securities (other than in an Excluded Registration), then the Company shall, at such time, promptly give each Shareholder notice of such registration.  Upon the request of any Shareholder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Section 2.2, use reasonable efforts to cause to be registered all of the Registrable Securities that any such Shareholder has requested to be included in such registration.  The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.1 before the effective date of such registration, whether or not a Shareholder has elected to include Registrable Securities in such registration.  The expenses of any such withdrawn registration shall be borne by the Company.

2.2           Underwriting Requirements.

(a)           If any requesting Shareholder intends to distribute its Registrable Securities covered by its request under Section 2.1 and the Company intends to distribute shares as part of an underwriting being undertaken by the Company, then the right of any Shareholder to include such Shareholder’s Registrable Securities in such registration shall be conditioned upon such Shareholder’s participation in the underwriting, and all Shareholders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 2.3(e)) enter into an underwriting agreement in usual and customary form with the underwriter selected for such underwriting.

(b)           In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required to include any of a Shareholder’s Registrable Securities in such underwriting unless the Shareholder accepts the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company, subject to the terms of this Section.  If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering, in the following order: (i) first, the securities the Company proposes to sell; (ii) second, the securities that each other securityholder proposes to sell by virtue of registration rights granted by the Company prior to the date of this Agreement, pro rata based upon the number of securities owned by each such securityholder, on a fully-diluted common stock equivalent basis, at the time of such registration; and (iii) third, the securities that each Shareholder and any other person with registration rights granted by the Company proposes to sell, pro rata based on the number of securities owned by each such securityholder on a fully-diluted common stock equivalent basis at the time of such registration.

2.3           Obligations of the Company.  Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)           prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and keep such registration statement effective for a period of up to sixty (60) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that such sixty (60) day period shall be extended for a period of time equal to the period any Shareholder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company or upon receiving the Notice from the Company up to but excluding the day the Advice is received from the Company (each as defined in Section 2.3(j)), from selling any securities included in such registration;

(b)           prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c)           furnish to the selling Shareholder such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Shareholder may reasonably request in order to facilitate its disposition of its Registrable Securities;

(d)           use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested in writing by the selling Shareholder; provided, however, that the Company shall not be required to (i) qualify to do business, (ii) file a general consent to service of process, (iii) become subject to taxation, or (iv) register as a broker or dealer in any such states or jurisdictions;

(e)           in the event it elects to proceed with an underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(f)           use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed or quoted on the trading system on which the Common Stock is then listed or quoted;

(g)           provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h)           promptly make available for inspection by the selling Shareholder, any underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Shareholder, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such Shareholder, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(i)           notify each selling Shareholder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(j)           notify each selling Shareholder as promptly as reasonably possible (i) of any request by the SEC or any other Federal or state governmental authority during the period of effectiveness of the registration statement for amendments or supplements to the registration statement or prospectus or for additional information; (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and (iv) of the occurrence of any event or passage of time that makes the financial statements included in the registration statement ineligible for inclusion therein or any statement made in the registration statement or prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the registration statement, prospectus or other documents so that, in the case of the registration statement or the prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, upon receipt of a notice (the “Notice”) from the Company of the occurrence of any event of the kind described above, such selling Shareholder will forthwith discontinue disposition of such Registrable Securities under the registration statement until such selling Shareholder shall have received copies of the supplemented prospectus and/or amended registration statement or until it is advised in writing by the Company (the “Advice”) that the use of the applicable prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus or registration statement.

2.4           Furnish Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of each selling Shareholder that such Shareholder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Shareholder’s Registrable Securities.

2.5           Expenses of Registration.  The Company shall pay all expenses, other than Selling Expenses, incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company.  All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the related Shareholder, except as otherwise provided herein.

2.6           Indemnification.  If any Registrable Securities are included in a registration statement under this Section 2:

(a)           To the extent permitted by law, the Company shall indemnify and hold harmless each selling Shareholder, and the partners, members, officers, directors, and stockholders of such Shareholder, and each Person, if any, who controls such Shareholder within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to such Shareholder, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with defending any claim or proceeding from which Damages may result; provided, however, that the indemnity agreement contained in this Section 2.6(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any Shareholder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration or otherwise constitute Shareholder Indemnifiable Damages.

(b)           To the extent permitted by law, each selling Shareholder shall indemnify and hold harmless the Company, and each of its directors and officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act and the Exchange Act, and legal counsel and accountants for the Company, against any Shareholder Indemnifiable Damages; and such selling Shareholder shall pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with defending any claim or proceeding from which Shareholder Indemnifiable Damages may result; provided, however, that the indemnity agreement contained in this Section 2.6(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of such Shareholder, which consent shall not be unreasonably withheld; provided further, that in no event shall the aggregate amounts payable by a selling Shareholder by way of indemnity or contribution under Sections 2.6(b) and 2.6(d) exceed the proceeds from the offering received by such selling Shareholder, except in the case of fraud or willful misconduct by such Shareholder.

(c)           Promptly after receipt by an indemnified party under this Section 2.6 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.6, give the indemnifying party notice of the commencement thereof.  The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without material conflict by one counsel, as determined in good faith opinion of such counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action.  The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.6, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action.  The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.6.

(d)           To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2.6 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 2.6, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (x) each selling Shareholder will not be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such selling Shareholder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a selling Shareholder’s liability pursuant to this Section 2.6(d), when combined with the amounts paid or payable by such selling Shareholder pursuant to Section 2.6(b), exceed the proceeds from the offering received by such selling Shareholder, except in the case of willful misconduct or fraud by such selling Shareholder.

(e)           The obligations of the Company and Shareholder under this Section 2.6 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

2.7           Compliance.  Each Shareholder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the registration statement.

3.           Miscellaneous.

3.1           Successors and Assigns. This Agreement may be assigned by a Shareholder to a transferee of Registrable Securities with the consent of the Company, which consent will not be considered by the Company unless it is furnished with written notice of the name and address of the proposed assignee and transferee of the Registrable Securities and such assignee and transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement.  The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

3.2           Governing Law; Jurisdiction and Venue.

(a)           This Agreement, and all disputes or controversies between the parties arising out of or related to the subject matter of this Agreement, shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

(b)           The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the federal and state courts located within the geographic boundaries of  the Commonwealth of Pennsylvania for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the federal and state courts located within the geographic boundaries of the Commonwealth of Pennsylvania and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

3.3           Notices.  All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (i) personal delivery to the party to be notified; (ii) when sent, if sent by facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; or (iii) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt.  In the case of each Shareholder, all communications shall be sent to the respective addresses as set forth in the Subscription Agreement for Series C Shares and, in the case of the Company, to the principal office of the Company and to the attention of the Chief Executive Officer, or to such facsimile number or address as subsequently modified by written notice given in accordance with this Section 3.3.

3.4           Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and Shareholders holding at least a majority of the Registrable Securities.  No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

3.5           Entire Agreement.  This Agreement constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement or other negotiations, representations and understandings relating to the subject matter hereof existing between the parties are expressly superseded hereby.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

The Company:

PURE EARTH, INC.

By:
Name:
Title:

Shareholders:*

Name:
Title:

*May be deemed executed by each Shareholder by virtue of its execution of the Subscription Agreement for the Series C Shares.

{Signature Page to Registration Rights Agreement}